Exhibit 12.2
Certification by the Chief Financial Officer
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
I, Anthea Chung, certify that:
1.	I have reviewed this annual report on Form 20-F of JA Solar Holdings Co., Ltd. (the “Company”), as amended by Amendment No. 1 on May 25, 2011, Amendment No. 2 on June 15, 2011 and Amendment No. 3 on the date hereof; and

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: July 7, 2011

By:	/s/ Anthea Chung

	Name:	Anthea Chung
	Title:	Chief Financial Officer